Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue
Seattle, Washington 98104

CONTACTS:

	Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS FOURTH QUARTER 2021 EPS OF $2.66

COMPANY CONTINUES TO ASSESS IMPACT OF CYBERATTACK

SEATTLE, WASHINGTON - February 22, 2022, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced fourth quarter 2021 financial results including the following highlights compared to the same quarter of 2020:

•	Diluted Net Earnings Attributable to Shareholders per share (EPS1) increased 129% to $2.66
•	Net Earnings Attributable to Shareholders increased 128% to $453 million
•	Operating Income increased 121% to $624 million
•	Revenues increased 81% to $5.4 billion
•	Airfreight tonnage volume increased 13% and ocean container volume decreased 4%

“While the global supply chain remains stretched beyond recognizable limits, we continue to do all we can to secure carrier space for our customers and move their freight through and around the many bottlenecks in the air, over the ocean, and on land,” said Jeffrey S. Musser, President and Chief Executive Officer. “Roughly two years of pandemic-induced disruption have led to unprecedented conditions throughout our industry, with little relief in sight. There is still too little international air capacity, as travellers have been kept from flying abroad; the ocean ports are too congested to accommodate many of the ships that need to load and unload their containers; and worker shortages are severely limiting overland capacity to support the freight that is able to arrive in port.

“We have worked our strong carrier relationships to secure as much capacity as we could get on behalf of all of the shippers looking for space during the quarter, but the severe imbalance between capacity and demand continues to heavily impact our industry. There is simply not enough carrier capacity in the air or on the oceans to accommodate the heavy demand for cargo space, particularly from China to the U.S., where historically high average buy and sell rates have been the most elevated.

“Despite the lack of space, we experienced record-high air tonnage in the fourth quarter, as we used more air charters than at any other time in our company’s history, even with extremely elevated rates. Ocean container volumes, by contrast, declined during the quarter, as we were somewhat limited in our ability to secure necessary capacity from ocean carriers and hampered by the time and resources required to process shipments and meet sharply growing customer demand.

“Once again, I offer my sincere gratitude to our highly motivated and dedicated employees and thank them for their significant extra efforts all throughout 2021. While many companies are experiencing a decline in headcount during the so-called Great Resignation, we were able to grow our valuable employee base. That serves as testament to the culture at Expeditors: that we are a company where people are proud to work and one where unusually stressful times have inspired our very best execution aimed at outstanding customer service.”

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “In addition to our air and ocean products, we also experienced strong financial results in Customs Brokerage, Order Management, Transcon and Distribution. All of these areas saw growing business from both current customers and new ones as well. Our strong operating efficiency is a credit to the strength and resilience of our workforce, as our employees have been successfully able to secure the capacity needed to service our customers in these difficult conditions. While this has helped us produce strong financial results, we caution that should demand and rates return to pre-pandemic levels – whenever that may be – our revenues, expenses, and operating income are likely to decline from the all-time highs that we experienced in 2021.”

COMPANY CONTINUES TO ASSESS IMPACT OF CYBERATTACK

In a separate announcement on February 20, 2022, Expeditors determined that our company was the subject of a targeted cyberattack. Upon discovering the incident, we shut down most of our operating systems globally to manage the safety of our overall global systems environment. The situation is evolving, and we are working with global cybersecurity experts to manage the situation. Further communications will be shared as we manage through this significant event. Depending on the length of the shutdown of our operations, the impact of this cyberattack could have a material adverse impact on our business, revenues, results of operations and reputation.

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE:  See Disclaimer on Forward-Looking Statements in this release.

management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE:  See Disclaimer on Forward-Looking Statements in this release.

Expeditors International of Washington, Inc.

Fourth quarter 2021 Earnings Release, February 22, 2022

Financial Highlights for the three and twelve months ended December 31, 2021 and 2020 (Unaudited)

(in 000's of US dollars except share data)

	Three months ended December 31,			Twelve months ended December 31,
	2021	2020	% Change	2021	2020	% Change
Revenues[3]	$5,396,343	$2,980,835	81%	$16,523,517	$9,584,393	72%
Directly related cost of transportation and other expenses [1,3]	$4,026,748	$2,152,249	87%	$12,058,155	$6,656,702	81%
Salaries and other operating expenses [2]	$746,066	$546,775	36%	$2,556,036	$1,987,254	29%
Operating income	$623,529	$281,811	121%	$1,909,326	$940,437	103%
Net earnings attributable to shareholders	$452,832	$198,620	128%	$1,415,492	$696,140	103%
Diluted earnings attributable to shareholders per share	$2.66	$1.16	129%	$8.27	$4.07	103%
Basic earnings attributable to shareholders per share	$2.69	$1.17	130%	$8.37	$4.14	102%
Diluted weighted average shares outstanding	170,293	171,692		171,250	170,896
Basic weighted average shares outstanding	168,393	169,473		169,145	168,333

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

3Beginning in the first quarter of 2019, the Company made changes to its process and presentation of freight services revenue and directly related transportation operating expenses with the objective that at each reporting level (reporting entity, segment and consolidated level) the gross revenue and associated directly related operating expenses be representative of the location where the services were performed, the operating expenses were incurred and where the revenues were earned. During the second quarter of 2021, management identified and corrected certain immaterial errors in the Company’s historical financial statements primarily related to this process that was utilized through the first quarter of 2021. The process missed an intercompany elimination of revenues and an equal and offsetting amount of directly related transportation expenses, principally impacting airfreight services in North Asia. The errors overstated revenues and directly related transportation operating expenses by equal amounts in the consolidated statements of earnings. The errors had no impact on operating income, net earnings, and earnings per share nor any other financial statement amount. Further, the errors had no impact on the balance sheets, statements of shareholders’ equity, other comprehensive income and cash flows. These errors do not affect any of the metrics used to calculate or evaluate management’s compensation and had no impact on bonuses, commissions, share-based compensation or any other employee remuneration. Historical amounts have been revised and are presented on a comparable basis.

During the years ended December 31, 2021 and 2020, we repurchased 4.4 million and 4.6 million shares of common stock at an average price of $117.54 and $72.26 per share, respectively. In addition, during 2021 and 2020, we paid cash dividends of $1.16 and $1.04 per share, respectively.

	Employee Full-time Equivalents as of December 31,
	2021	2020
North America	7,587	6,724
Europe	3,984	3,492
North Asia	2,487	2,398
South Asia	1,785	1,631
Middle East, Africa and India	1,511	1,497
Latin America	832	784
Information Systems	994	983
Corporate	408	399
Total	19,588	17,908

Disclaimer on Forward-Looking Statements:

NOTE:  See Disclaimer on Forward-Looking Statements in this release.

	Fourth quarter year-over-year percentage increase (decrease) in:
	Airfreight kilos	Ocean freight FEU
2021
October	13%	2%
November	13%	(7)%
December	12%	(7)%
Quarter	13%	(4)%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on February 25,2022 will be considered in management's 8-K “Responses to Selected Questions.”

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements,” based on management’s views with respect to future events and underlying assumptions that involve risks and uncertainties. These forward-looking statements include statements regarding the future stabilization of supply/demand imbalance and rate volatility; the continued unsettled operating environment due to continued scarce air and ocean capacity; elevated air and ocean pricing and an increase in demand for such services; port congestion; equipment imbalances; labor shortages; insufficient warehouse and pier space; trade disruptions; rising fuels costs; and the uneven lifting of the COVID-19 pandemic restrictions. Future financial performance could differ materially because of factors such as: our ability to leverage the strength of our carrier relationships to secure space; the strength of our non-asset-based operating model; our belief that a decline in demand to pre-pandemic levels could lead to a decline in operating results; our ability to re-open our offices for return-to-work; our ability to continue to enhance our productivity; our expectation that the current unprecedented operating conditions will not persist long-term; our ability to invest in our strategic efforts to explore new areas for profitable growth; and our ability to remain a strong, healthy, unified and resilient organization where people want to work. These risks and uncertainties also include but are not limited to our ongoing investigation of the cyberattack, the length of time that our global operations are not fully functional, and the adverse material impact that this cyberattack may have on our business, revenues, results of operations and reputation. The COVID-19 pandemic could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, and the ability of third-party providers to perform and potential litigation. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in “Item 1A. Risk Factors” of the Company’s most recent Quarterly Report on Form 10-Q. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2021. The forward-looking statements contained in this news release speak only as of this date and the Company does not assume any obligation to update them except as required by law.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	December 31, 2021	December 31, 2020
Assets:
Current Assets:
Cash and cash equivalents	$1,728,692	$1,527,791
Accounts receivable, less allowance for credit loss of $6,686 and $5,579 at December 31, 2021 and 2020, respectively	3,810,286	1,998,055
Deferred contract costs	987,266	327,448
Other	108,801	110,250
Total current assets	6,635,045	3,963,544
Property and equipment, net	487,870	506,425
Operating lease right-of-use assets	459,158	432,723
Goodwill	7,927	7,927
Deferred federal and state income taxes, net	729	—
Other assets, net	19,200	16,884
Total assets	$7,609,929	$4,927,503
Liabilities:
Current Liabilities:
Accounts payable	$2,012,461	$1,136,859
Accrued expenses, primarily salaries and related costs	403,625	257,021
Contract liabilities	1,142,026	379,722
Current portion of operating lease liabilities	82,019	74,004
Federal, state and foreign income taxes	86,166	45,437
Total current liabilities	3,726,297	1,893,043
Noncurrent portion of operating lease liabilities	385,641	364,185
Deferred federal and state income taxes, net	—	7,048
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding: 167,210 shares and 169,294 shares at December 31, 2021 and 2020, respectively	1,672	1,693
Additional paid-in capital	3,160	157,496
Retained earnings	3,620,008	2,600,201
Accumulated other comprehensive loss	(130,414)	(99,753)
Total shareholders’ equity	3,494,426	2,659,637
Noncontrolling interest	3,565	3,590
Total equity	3,497,991	2,663,227
Total liabilities and equity	$7,609,929	$4,927,503

Expeditors International of Washington, Inc.	Page 4 of 8

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Revenues:
Airfreight services	$2,293,803	$1,365,575	$6,771,402	$4,274,026
Ocean freight and ocean services	1,894,759	751,803	5,545,818	2,342,344
Customs brokerage and other services	1,207,781	863,457	4,206,297	2,968,023
Total revenues	5,396,343	2,980,835	16,523,517	9,584,393
Operating Expenses:
Airfreight services	1,732,127	1,046,603	5,067,380	3,168,808
Ocean freight and ocean services	1,505,140	574,154	4,364,160	1,751,850
Customs brokerage and other services	789,481	531,492	2,626,615	1,736,044
Salaries and related	609,449	427,344	2,062,351	1,538,104
Rent and occupancy	48,911	43,480	186,287	169,863
Depreciation and amortization	12,897	14,339	51,312	56,959
Selling and promotion	5,547	4,135	16,026	18,436
Other	69,262	57,477	240,060	203,892
Total operating expenses	4,772,814	2,699,024	14,614,191	8,643,956
Operating income	623,529	281,811	1,909,326	940,437
Other Income (Expense):
Interest income	2,211	1,545	8,807	10,415
Other, net	101	551	6,483	5,712
Other income, net	2,312	2,096	15,290	16,127
Earnings before income taxes	625,841	283,907	1,924,616	956,564
Income tax expense	171,830	84,382	505,771	258,350
Net earnings	454,011	199,525	1,418,845	698,214
Less net earnings attributable to the noncontrolling interest	1,179	905	3,353	2,074
Net earnings attributable to shareholders	$452,832	$198,620	$1,415,492	$696,140
Diluted earnings attributable to shareholders per share	$2.66	$1.16	$8.27	$4.07
Basic earnings attributable to shareholders per share	$2.69	$1.17	$8.37	$4.14
Weighted average diluted shares outstanding	170,293	171,692	171,250	170,896
Weighted average basic shares outstanding	168,393	169,473	169,145	168,333

Expeditors International of Washington, Inc.	Page 6 of 8

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Operating Activities:
Net earnings	$454,011	$199,525	$1,418,845	$698,214
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses on accounts receivable	1,512	977	7,540	5,584
Deferred income tax (benefit) expense	(6,033)	5,499	(3,690)	8,371
Stock compensation expense	12,087	17,407	69,385	62,498
Depreciation and amortization	12,897	14,339	51,312	56,959
Other, net	2,267	490	3,790	3,960
Changes in operating assets and liabilities:
Increase in accounts receivable	(491,830)	(372,753)	(1,869,827)	(647,193)
Increase in accounts payable and accrued expenses	272,280	228,523	1,041,805	430,452
Increase in deferred contract costs	(149,701)	(89,560)	(700,273)	(189,447)
Increase in contract liabilities	168,551	105,455	803,837	217,699
Increase (decrease) in income taxes payable, net	25,845	19,146	57,867	8,502
Decrease (increase) in other, net	3,111	12,612	(12,097)	(630)
Net cash from operating activities	304,997	141,660	868,494	654,969
Investing Activities:
Purchase of property and equipment	(11,447)	(10,124)	(36,247)	(47,543)
Other, net	(345)	553	(398)	1,516
Net cash from investing activities	(11,792)	(9,571)	(36,645)	(46,027)
Financing Activities:
Proceeds from borrowing on lines of credit, net	(56)	32	7,512	43
Proceeds from issuance of common stock	6,672	12,329	106,105	186,345
Repurchases of common stock	(289,530)	(18,162)	(514,594)	(332,387)
Dividends Paid	(97,379)	(88,114)	(195,766)	(174,929)
Payments for taxes related to net share settlement of equity awards	—	—	(15,172)	(10,566)
Distributions to noncontrolling interest	—	—	(1,631)	—
Net cash from financing activities	(380,293)	(93,915)	(613,546)	(331,494)
Effect of exchange rate changes on cash and cash equivalents	(4,326)	24,107	(17,402)	19,852
Change in cash and cash equivalents	(91,414)	62,281	200,901	297,300
Cash and cash equivalents at beginning of period	1,820,106	1,465,510	1,527,791	1,230,491
Cash and cash equivalents at end of period	$1,728,692	$1,527,791	$1,728,692	$1,527,791
Taxes Paid:
Income taxes	$147,396	$59,607	$442,549	$239,849

Expeditors International of Washington, Inc.	Page 6 of 8

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended December 31, 2021:
Revenues	$1,337,772	128,240	63,013	2,154,243	740,305	682,819	291,040	(1,089)	5,396,343
Directly related cost of transportation and other expenses[1]	$760,915	70,450	39,072	1,824,159	615,659	485,732	231,171	(410)	4,026,748
Salaries and other operating expenses[2]	$300,474	33,033	15,908	160,862	58,360	135,422	42,682	(675)	746,066
Operating income	$276,383	24,757	8,033	169,222	66,286	61,665	17,187	(4)	623,529
Identifiable assets at period end	$3,699,748	265,872	122,327	1,587,659	572,980	1,089,963	350,843	(79,463)	7,609,929
Capital expenditures	$7,596	549	171	594	595	1,599	343	—	11,447
Depreciation and amortization	$7,476	439	270	1,269	508	2,333	602	—	12,897
Equity	$2,599,804	111,952	41,743	224,765	140,129	294,348	123,598	(38,348)	3,497,991
For the three months ended December 31, 2020:
Revenues[3]	$800,663	93,554	41,526	1,148,483	319,687	431,619	146,331	(1,028)	2,980,835
Directly related cost of transportation and other expenses[1,3]	$460,287	60,026	23,421	951,331	247,314	299,485	110,914	(529)	2,152,249
Salaries and other operating expenses[2]	$245,722	26,367	11,894	96,498	40,251	101,631	24,905	(493)	546,775
Operating income	$94,654	7,161	6,211	100,654	32,122	30,503	10,512	(6)	281,811
Identifiable assets at period end	$2,532,324	186,204	85,085	876,856	272,106	752,589	240,984	(18,645)	4,927,503
Capital expenditures	$3,328	194	66	417	1,229	2,976	1,914	—	10,124
Depreciation and amortization	$9,235	498	284	1,283	493	2,091	455	—	14,339
Equity	$1,928,945	67,243	32,273	241,155	121,411	196,637	114,369	(38,806)	2,663,227

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the twelve months ended December 31, 2021:
Revenues[3]	$4,344,825	440,226	209,161	6,363,054	2,046,569	2,258,911	865,509	(4,738)	16,523,517
Directly related cost of transportation and other expenses[1,3]	$2,491,947	245,842	125,940	5,295,612	1,666,792	1,558,705	675,303	(1,986)	12,058,155
Salaries and other operating expenses[2]	$1,019,236	123,147	57,779	515,703	204,574	494,760	143,581	(2,744)	2,556,036
Operating income	$833,642	71,237	25,442	551,739	175,203	205,446	46,625	(8)	1,909,326
Identifiable assets at period end	$3,699,748	265,872	122,327	1,587,659	572,980	1,089,963	350,843	(79,463)	7,609,929
Capital expenditures	$19,527	983	471	1,786	2,057	9,507	1,916	—	36,247
Depreciation and amortization	$29,826	1,780	1,079	5,047	1,965	9,228	2,387	—	51,312
Equity	$2,599,804	111,952	41,743	224,765	140,129	294,348	123,598	(38,348)	3,497,991
For the twelve months ended December 31, 2020:
Revenues[3]	$2,776,537	325,878	156,163	3,425,510	961,989	1,455,746	486,331	(3,761)	9,584,393
Directly related cost of transportation and other expenses[1,3]	$1,568,452	190,326	93,249	2,744,264	711,004	992,357	359,002	(1,952)	6,656,702
Salaries and other operating expenses[2]	$877,117	100,687	48,114	332,978	149,269	375,900	104,968	(1,779)	1,987,254
Operating income	$330,968	34,865	14,800	348,268	101,716	87,489	22,361	(30)	940,437
Identifiable assets at period end	$2,532,324	186,204	85,085	876,856	272,106	752,589	240,984	(18,645)	4,927,503
Capital expenditures	$31,604	1,886	564	2,202	2,264	6,394	2,629	—	47,543
Depreciation and amortization	$37,081	1,946	1,194	4,961	1,876	8,029	1,872	—	56,959
Equity	$1,928,945	67,243	32,273	241,155	121,411	196,637	114,369	(38,806)	2,663,227

Expeditors International of Washington, Inc.	Page 7 of 8

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

3Beginning in the first quarter of 2019, the Company made changes to its process and presentation of freight services revenue and directly related transportation operating expenses with the objective that at each reporting level (reporting entity, segment and consolidated level) the gross revenue and associated directly related operating expenses be representative of the location where the services were performed, the operating expenses were incurred and where the revenues were earned. During the second quarter of 2021, management identified and corrected certain immaterial errors in the Company’s historical financial statements primarily related to this process that was utilized through the first quarter of 2021. The process missed an intercompany elimination of revenues and an equal and offsetting amount of directly related transportation expenses, principally impacting airfreight services in North Asia. The errors overstated revenues and directly related transportation operating expenses by equal amounts in the consolidated statements of earnings. The errors had no impact on operating income, net earnings, and earnings per share nor any other financial statement amount. Further, the errors had no impact on the balance sheets, statements of shareholders’ equity, other comprehensive income and cash flows. Historical amounts for business segment information have been revised and are presented on a comparable basis.

Expeditors International of Washington, Inc.	Page 8 of 8